UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

HOOKIPA PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Research Collaboration and License Agreement

On October 19, 2022, Hookipa Biotech GmbH (“HOOKIPA GmbH”), a wholly-owned subsidiary of HOOKIPA Pharma Inc. (together with HOOKIPA GmbH, the “Company”), F. Hoffmann-La Roche Ltd (“Roche Basel”) and Hoffmann-La Roche Inc. (“Roche US”, and together with Roche Basel, “Roche”) entered into a Research Collaboration and License Agreement (the “Collaboration Agreement”). The Collaboration Agreement was entered into to (i) grant Roche an exclusive license to research, develop, manufacture and commercialize the Company’s pre-clinical HB-700 cancer program (“HB-700 Program”), an arenaviral immunotherapeutic for KRAS-mutated cancers, and (ii) grant Roche an exclusive option right to exclusively license for research, development manufacturing and commercialization, a second, novel arenaviral immunotherapeutic program targeting undisclosed cancer antigens (collectively “UCAs”), which the parties will determine and align upon the specific UCAs and combinations thereof to be included in such program (“UCA Program”, and each of the HB-700 Program and UCA Program, a “Program”).

Governance

The development of the programs governed by the Collaboration Agreement is overseen by a six-member joint research committee (“JRC”), comprised of three representatives from each of the Company and Roche. The JRC will oversee the activities carried out pursuant to the Collaboration Agreement.

Development and Commercialization of HB-700 Program

Under the Collaboration Agreement, the Company is responsible for pre-clinical research, development, manufacturing and supply activities and early clinical development for the HB-700 Program pursuant to the “HB-700 Collaboration Plan” (as defined in the Collaboration Agreement). In addition to the upfront payment, Roche shall pay event-based milestone payments related to achievement of manufacturing and Investigational New Drug (“IND”)-related events for the HB-700 Program. The clinical trial costs through Phase 1b will be shared equally between the Company and Roche.

Based on the data and a final report of the Phase 1b clinical trial to be delivered by the Company, Roche may elect to progress the development of the HB-700 Program and assume responsibility and cost for all further research, development, manufacturing, supply and commercialization activities of the HB-700 Programs.

Roche also has the option to elect to progress the development of the HB-700 Program prior to the completion of the Phase 1b trial.

Option Right to License UCA Program

Under the Collaboration Agreement, the Company is responsible to perform research activities relating to the selection of a UCA Program. The Company will deliver a specified package of preclinical data and results with respect to the UCA Program. Roche may exercise an exclusive option to license the UCA Program and to extend the collaboration of the parties in relation to the UCA Program through the completion of a first in human trial (the “Option”). Roche shall pay event-based milestone payments related to the achievement of manufacturing and IND-related events for the UCA Program. If the Option is not exercised by Roche, the Collaboration Agreement shall be deemed terminated with respect to the UCA Program.

Financial Terms

Under the terms of the Collaboration Agreement, the Company is entitled to a non-refundable upfront payment of $25 million and an additional $15 million payment if the Option for the UCA Program is exercised. The Company is also eligible for event-based milestone payments of up to an aggregate of $335 million during the research and development phase of the HB-700 Program for up to four oncology indications and up to an aggregate of $250 million in payments related to the achievement of sales-based milestones. For the additional UCA Program, subject to Option-exercise, the Company is eligible for up to an aggregate of $173 million in event-based milestone payments during research and development for up to four oncology indications as well as up to an aggregate of $160 million in sales-based milestones. Upon commercialization, the Company is eligible to receive tiered royalties of a high single-digit to mid-teens percentage on the worldwide net sales of HB-700 and, subject to Option exercise, the UCA Program. The royalty payments are subject to reduction under specified conditions set forth in the Collaboration Agreement. In aggregate, the Company is eligible to receive up to approximately $930 million in potential future success-based milestone payment in addition to the $25 million in upfront cash and tiered royalties.

Either party may terminate for the uncured breach of the other party and upon the other party filing for bankruptcy, reorganization, liquidation, or receivership proceedings. On a program-by-program basis, at any time after the expiration or termination of the collaboration term for such program, Roche may terminate the Collaboration Agreement with respect to such program or on a product-by-product or a country-by-country basis upon prior written notice. If the Collaboration Agreement is not otherwise terminated prior to the expiration of the last to expire royalty term, upon such expiration the license granted to Roche will continue in effect, but will be fully paid-up, royalty free, perpetual, and irrevocable.

The foregoing is only a summary of the terms of the Collaboration Agreement and the transactions contemplated thereby, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 20, 2022, the Company issued a press release announcing its entry into the Collaboration Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Research Collaboration and License Agreement, dated October 19, 2022, by and among Hookipa Biotech GmbH, F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc.
99.1	Press release issued by HOOKIPA Pharma Inc. on October 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

† Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOOKIPA Pharma Inc.

Date: October 20, 2022	By:	/s/ Joern Aldag
Joern Aldag
Chief Executive Officer
(Principal Executive Officer)